                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                                  MAY 28, 2002

                        ---------------------------------
                                 DATE OF REPORT
                        (DATE OF EARLIEST EVENT REPORTED)

                                ECOM CORPORATION

             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                5-35 54TH AVENUE
                           LONG ISLAND CITY, NY 11101

                        ---------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (718) 392-8300

             ------------------------------------------------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


                                ECOM CORPORATION.
                             2078 Prospecter Avenue
                              Park City, Utah 84060
         --------------------------------------------------------------
         (FORMER NAME AND FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


    Nevada                           0-26701                     88-040687
--------------------------------------------------------------------------------
(State or other                    (Commission                (I.R.S. Employer
jurisdiction of                    File Number)              Identification No.)
incorporation)

ITEM 1. CHANGE IN CONTROL OF REGISTRANT

Effective May 28, 2002, ECOM Corporation (the "Company") entered into a Share Exchange Agreement (the "Agreement") with the shareholders of Columbia Bakeries, Inc. Under the terms of the Agreement, the Company issued 151,628,300 shares of its Common Stock in exchange for all of the issued and outstanding Common Stock of Columbia Bakeries, Inc. which became a wholly owned subsidiary of the Company.

In addition to the Agreement, certain shareholders of the Company sold 17,000,000 shares of their Common Stock of the Company to the former shareholders of Columbia Bakeries, Inc. and their designees for $500,000 (U.S.), effective May 28, 2002, through a Stock Purchase Agreement. Consideration for the purchase was tendered in the form of a promissory note executed by Colbake Holdings, Inc.

As a result of the Share Exchange Agreement and the Stock Purchase Agreement, there has been a change in control of the Company. The former shareholders of Columbia Bakeries, Inc. now control 168,628,300 shares of Common Stock outstanding that represents approximately 90.39% of total outstanding Common Stock of the Company.

Concurrently, Brian Kitts, the president, CEO and director of ECOM, appointed Rounsevelle W. Schaum as a director and chairman of the board. Mr. Kitts and Laurie Bird Kitts, ECOM's secretary and treasurer, both delivered their resignations to ECOM. Mr. Schaum appointed Salvatore J. Liga as a director, president and CEO. Both Mr. Schaum and Mr. Liga will serve until the next shareholders' meeting.

Mr. Schaum is the Chairman of Newport Capital Partners, a private investment firm, and is a director of Quigley Corporation (Nasdaq/NMS:QGLY). He is a graduate of Stanford University and the Harvard Business School and was formerly the Chairman of the Center for Management Sciences and the California Small Business Development Company.

Mr. Liga holds a bachelors degree in economics and psychology from Columbia University and a J.D. degree from Pace University. He has been a practicing attorney for seven years and is admitted to the New York, Connecticut and federal bars and to the United States Supreme Court. In December 2000, after retiring from the practice of law, Mr. Liga purchased the assets of the Fink Baking Company and has since been actively involved in the day to day management of the Company. Mr. Liga, age 33, grew up in the bakery business and is experienced in every aspect of day to day operations. Mr. Liga's family has been in the baking business for three generations in the New York area and South Florida.

Concurrently, ECOM Corporation entered into an agreement to purchase the intellectual property of the New York Baking Company in exchange for a $7,000,000 promissory note subject to existing liens on such properties. Columbia Bakeries, Inc. also entered into a contract to purchase the physical assets of New York Baking Company subject to existing liens. For both of these asset purchase transactions to be consummated, consents of certain third parties are required.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99.1   Press Release Dated May 29, 2002
Exhibit 99.2   Press Release Dated May 29, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ECOM Corporation

                                          By:  /s/Salvatore Liga
                                               -----------------
                                               Salvatore Liga, President

Date: June 10, 2002